TEMPORARY CERTIFICATE — Exchangeable for Definitive Engraved Certificate When Ready for Delivery.

ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF
THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

NUMBER

T

Allianz RCM Global Ecotrends Fund

SHARES

CLASS A SHARE(S) OF
BENEFICIAL INTEREST
$.00001 PAR VALUE PER SHARE

THIS CERTIFICATE IS TRANSFERABLE IN
THE CITY OF BOSTON, MASSACHUSETTS OR NEW YORK, NEW YORK

CUSIP TO COME
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES (CLASS A) OF BENEFICIAL INTEREST OF

ALLIANZ RCM GLOBAL ECOTRENDS FUND, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of (DATE TO COME), establishing the Fund, and all amendments thereto, copies of which are on file with the Secretary of State of The Commonwealth of Massachusetts, and the Fund's Bylaws, and all amendments thereto. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The common shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Fund, properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Fund and the facsimile signatures of its duly authorized officers.

DATED:

ALLIANZ RCM GLOBAL ECOTRENDS FUND
A MASSACHUSETTS BUSINESS TRUST
2006

SIGNATURE TO COME

SIGNATURE TO COME

COUNTERSIGNED AND REGISTERED:
PFPC Inc.
TRANSFER AGENT AND REGISTRAR,
BY
AUTHORIZED SIGNATURE.

AMERICAN BANK NOTE COMPANY

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: R. JOHNS 516-731-2885
7/ LIVE JOBS / A / Allianz / 25817 FC

PRODUCTION COORDINATOR: MIKE PETERS: 931-490-1714
PROOF OF MARCH 28, 2008
ALLIANZ GLOBAL ECOTRENDS FUND
TSB 25817 FC
OPERATOR: AP
Rev. 1

COLORS SELECTED FOR PRINTING: Intaglio prints in SC-3 DARK GREEN.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

The Fund will furnish a copy of the Agreement and Declaration of Trust and Bylaws to the holder of this certificate without charge upon written request.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent	Abbreviation	Equivalent
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN IN COM	As tenants in common
		TEN BY ENT	As tenants by the entireties
		UNIF TRANSFERS MIN ACT	Uniform Transfers to Minors Act

Abbreviation	Equivalent	Abbreviation	Equivalent
ADM	Administrator(s) Administratrix	FDN	Foundation
		PL	Public Law
AGMT	Agreement	TR	(As) trustee(s), for, of
CUST	Custodian for	UA	Under Agreement
EST	Estate, Of estate of	UW	Under will of, Or will, of
EX	Executor(s), Executrix		Under last will & Testament
FBO	For the benefit of		

Additional abbreviations may also be used though not in the above list.

TRANSFER FORM

FOR VALUE RECEIVED, ______________________________ hereby sell, assign and transfer unto
(I/We)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ] ______________________________

____

Please print or typewrite name and address (including postal zip code of assignee)

____

____

______________________________ Common Shares of Beneficial Interest represented by this Certificate and do hereby irrevocably constitute and appoint

______________________________ Attorney, to transfer said shares on the books of the Fund with full power of substitution in the premises.

Dated: ______________________________

Signature(s) ______________________________

(The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign).

SIGNATURE(S) GUARANTEED: ______________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

IMPORTANT NOTICE:

When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: MIKE PETERS: 931-490-1714
711 ARMSTRONG LANE	PROOF OF JANUARY 4, 2007
COLUMBIA, TENNESSEE 38401	ALLIANZ GLOBAL ECOTRENDS FUND
(931) 388-3003	TSB 25817 BK
SALES: R. JOHNS 516-731-2885	OPERATOR: ANTHONY
7 / LIVE JOBS / A / ALLIANZ / 25817 BK	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF